Exhibit 99

From: Caroline Cannon
Sent: Monday, February 03, 2003 1:53 PM
To: CTG North America; EU All
Cc: MOTD
Subject: CTG Announces 2002 4Q Conference Call Info

N  E  W  S    R  E  L  E  A  S  E

CONTACT:
Caroline Cannon
CTG Public Relations
(716) 887-7298
caroline.cannon@ctg.com

CTG Announces 2002 Fourth Quarter
Conference Call Information

BUFFALO, N.Y. - February 3, 2003 - CTG (NYSE: CTG), an international information technology (IT) solutions and staffing company, today announced that it would release its 2002 fourth quarter and full-year financial results on Monday, February 10, 2003 after the market closes. The company will hold a conference call to discuss its financial results and business strategy on February 11, 2003 at 11:00 AM Eastern Time. CTG Chairman and Chief Executive Officer James R. Boldt will lead the call. Interested parties can dial in to 1-800-869-4362 between 10:45 AM and 10:50 AM and ask for the CTG conference call and identify James Boldt as the conference chairperson. A replay of the call will be available between 1:00 PM Eastern Time February 11, 2003 and 1:00 PM Eastern Time February 12, 2003 by dialing 1-800-642-1687 and entering the conference ID number 7555785.

Backed by 37 years' experience, CTG provides IT staffing, application management outsourcing, consulting, and software development and integration solutions to help Global 2000 clients focus on their core businesses and use IT as a competitive advantage to excel in their markets. CTG combines in-depth understanding of our clients' businesses with a full range of integrated services and proprietary ISO 9001-certified service methodologies. Our IT professionals based in an international network of offices in North America and Europe have a proven track record of delivering solutions that work. More information about CTG is available on the Web at www.ctg.com.

- END -

Today's news release, along with CTG news releases for the past year, is available on the Web at www.ctg.com.